Exhibit (j)(3)

POWER OF ATTORNEY

Each person whose signature appears below (each, a “Principal,” and collectively, the “Principals”) hereby constitutes and appoints each of R. Jay Gerken, Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary D. Emmens, Barbara J. Allen, Yi Chia Kuo and Robert M. Nelson (each, an “Agent” and collectively, the “Agents”), as his true and lawful representative and attorney-in-fact, in his name, place and stead, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason Partners Variable Equity Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 333-91278), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the Principals as a Trustee of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and each Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. Each Principal hereby represents and warrants to each Agent and agrees that, so long as the Principal remains a Trustee of the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney without providing written advance notice to the Agents. Revocation of this Power of Attorney by a Principal will not have the effect of a revocation of this Power of Attorney by any other Principal. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

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IN WITNESS WHEREOF, this Power of Attorney has been duly executed by the following persons in the capacities and as of the date(s) indicated.

Principal	Date

/s/ Paul R. Ades	February 6, 2013
Paul R. Ades

/s/ Andrew L. Breech	February 6, 2013
Andrew L. Breech

/s/ Dwight B. Crane	February 6, 2013
Dwight B. Crane

/s/ Frank G. Hubbard	February 6, 2013
Frank G. Hubbard

/s/ Howard J. Johnson	February 6, 2013
Howard J. Johnson

/s/ Jerome H. Miller	February 6, 2013
Jerome H. Miller

/s/ Ken Miller	February 6, 2013
Ken Miller

/s/ John J. Murphy	February 6, 2013
John J. Murphy

/s/ Thomas F. Schlafly	February 6, 2013
Thomas F. Schlafly

/s/ Jerry A. Viscione	February 6, 2013
Jerry A. Viscione

POWER OF ATTORNEY

The undersigned, R. Jay Gerken (the “Principal”) hereby constitutes and appoints each of Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary D. Emmens, Barbara J. Allen, Yi Chia Kuo and Robert M. Nelson (each, an “Agent” and collectively, the “Agents”), as his true and lawful representative and attorney-in-fact, in his name, place and stead, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason Partners Variable Equity Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 333-91278), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the Principal as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. The Principal hereby represents and warrants to each Agent and agrees that, so long as the Principal remains a Trustee and/or officer of the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney without providing written advance notice to the Agents. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

IN WITNESS WHEREOF, this Power of Attorney has been duly executed by the following person in the capacity and as of the date indicated.

Principal	Date

/s/ R. Jay Gerken	February 6, 2013
R. Jay Gerken